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                                                                     EXHIBIT 23C



                                                               September 6, 1996



Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, NJ  07974


               Re:  Lucent Technologies Inc. - Shelf Registration
                    -- $2,000,000,000 Debt Securities


Dear Sirs:

         We have acted as special tax counsel for Lucent Technologies Inc. (the "Company") in connection with the registration of U.S. $2,000,000,000 of the Company's Medium Term Notes, Series A. We hereby confirm the opinion (the "Opinion") set forth under the caption "Taxation" in the prospectus supplement dated September 6, 1996 (the "Prospectus Supplement") to the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission dated April 3, 1996. Capitalized terms used herein but not defined have the same meanings as provided in the Prospectus.

         We hereby consent to the use of our name under the caption "Taxation" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.


                                         Very truly yours,


                                         s/ Davis Polk & Wardwell
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